CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 19, 2015 and February 24, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Report to Shareholders of Royce Global Value Fund, Royce European Small-Cap Fund and Royce International Premier Fund (each a series of The Royce Fund), which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights”, “Representations and Warranties by TRF on behalf of the Target Fund” and “Representations and Warranties by TRF on behalf of the Acquiring Fund” in such Registration Statement and under the headings “Independent Registered Public Accounting Firm”, “Portfolio Holdings Disclosure Policy” and “Financial Highlights” in the Registration Statement on Form N-1A dated May 1, 2015, which are also incorporated by reference into the Registration Statement.

PRICEWATERHOUSECOOPERS, LLP

Baltimore, Maryland
November 3, 2015